Exhibit 1

EXECUTION VERSION

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing with the Securities and Exchange Commission on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to certain shares of Class A Common Stock of Blade Air Mobility, Inc., and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filing. The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

Date: May 17, 2021	COLPE BLADE INVESTOR, LLC

	By:	/s/ Ronald M. Sanders
Name: Ronald M. Sanders
Title: Vice President, Secretary

COLPE BLADE HOLDCO, LLC

	By:	/s/ Ronald M. Sanders
Name: Ronald M. Sanders
Title: Vice President, Secretary

CFI RE HOLDCO, LLC

	By:	/s/ Ronald M. Sanders
Name: Ronald M. Sanders
Title: Vice President, Secretary

COLONY CAPITAL OPERATING COMPANY, LLC

	By:	/s/ Ronald M. Sanders
Name: Ronald M. Sanders
Title: Vice President, Secretary

COLONY CAPITAL, INC.

	By:	/s/ Ronald M. Sanders
Name: Ronald M. Sanders
Title: Executive Vice President, Chief Legal Officer and Secretary